Exhibit 5.1

November 5, 2015

Vantiv, Inc.

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

Ladies and Gentlemen:

We have acted as counsel to Vantiv, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof.  The Registration Statement is being filed to register under the Securities Act of 1933, as amended (the “Act”), the offer and sale by the Company pursuant to its Employee Stock Purchase Plan (the “Plan”) of up to 2,500,000 shares of Class A common stock, par value $0.00001 per share (the “Shares”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein.  In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents.  As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued by the Company under the Plan, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP